UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2013

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

2000 West Park Drive Westborough, Massachusetts	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Secured Line of Credit Facility

On December 31, 2013, Virtusa Corporation (the “Company”) entered into an amended and restated credit agreement (“JPM Credit Agreement”) dated as of December 31, 2013, by and among the Company, its subsidiaries, InSource Holdings, Inc. and InSource LLC, and JPMorgan Chase Bank, N.A., as Lender and Administrative Agent (“Lender”).  The JPM Credit Agreement amends and restates the Company’s current $3.0 million secured revolving credit agreement with Lender and provides for a $25 million secured revolving credit facility (the “Credit Facility”), which shall be available to fund working capital and other corporate purposes, as well as to serve as security to the Lender in support of the Company’s foreign currency hedging programs with Lender.   Interest under this credit facility accrues at a rate between LIBOR plus 1.5% and LIBOR plus 1.75% based on the Company’s ratio of indebtedness to Adjusted EBITDA.  Based on this ratio, the current interest rate under the Credit Facility is 1.6875%. The term of the Credit Facility is five years, ending December 31, 2018.  This facility replaces the Company’s existing $3.0 million line of credit with Lender.

The Credit Facility has financial covenants that require the Company to maintain a Funded Debt to Adjusted EBITDA Ratio of not more than 2.00 to 1.00 and a Fixed Charge Coverage Ratio of less than 2.50 to 1.00, each as determined for the trailing twelve month period ending on each fiscal quarter.  For purposes of these covenants, “Funded Debt” refers generally to total indebtedness to third-parties for borrowed money and  “Adjusted EBITDA” is defined as consolidated operating income plus (a) GAAP depreciation and amortization, (ii) non-cash equity-based compensation expenses, (iii) fees and expenses incurred during such period in connection with the Credit Facility and loans made thereunder, (iv) fees and expenses incurred during such period in connection with any permitted acquisition, (v) one-time regulatory charges, (vi) other extraordinary and non-recurring losses or expenses, and (vii) all other non-cash charges, expenses and losses for such period, minus (b)(i) extraordinary or non-recurring income or gains for such period, and (ii) any cash payments made during such period in respect of non-cash charges, expenses or losses described in clauses (a)(ii), (a)(v) and (a)(vi) above taken in a prior period.  The Fixed Charge Coverage Ratio is calculated under the Credit Facility generally as the ratio of Adjusted EBITDA, excluding capital expenditures not financed with indebtedness (other than revolving loans), equity issuances and casualty insurance proceeds, to fixed charges on a consolidated basis.

The Credit Facility is secured by substantially all of the Company’s assets, including all intellectual property and all securities in domestic subsidiaries (other than certain domestic subsidiaries where substantially all of the assets of such subsidiaries are equity in foreign subsidiaries).

An affiliate of Lender is one of the Company’s three largest customers, accounting for approximately 14% of the Company’s total revenues for the fiscal year ended March 31, 2013.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the JPM Credit Agreement and the related agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to this Current Report on Form 8-K and incorporated herein by reference.

Share Purchase Agreement

On January 2, 2014, Virtusa International B.V., a wholly owned subsidiary of the Company organized and formed in the Netherlands (“Virtusa BV”) acquired all of the outstanding shares of TradeTech Consulting Scandinavia AB, a company incorporated and organized under the laws of Sweden (“TradeTech”), and its subsidiaries (together with TradeTech, the “TradeTech Group”), pursuant to a share purchase agreement (the “Share Purchase Agreement”) by and among Virtusa BV and the shareholders of TradeTech (the “TradeTech Shareholders”), dated as of January 2, 2014.   The acquisition is intended to expand the Company’s position within the banking, financial services and insurance industries by increasing its asset management and treasury services domain and technology expertise, as well as expanding the Company’s global presence into the Nordics.

Under the terms of the Share Purchase Agreement, Virtusa BV acquired all the outstanding shares of TradeTech for approximately $20.0 million in cash, as well as up to approximately $4.0 million in earn-out consideration subject to the TradeTech Group’s achievement of certain revenue and EBITDA targets for the 12-month period ending December 31, 2014.  Under the terms of the Share Purchase Agreement, 12.5% of the purchase price paid at closing was also held back and placed into escrow by the Company for a period of 12 months as security for the indemnification obligations of the TradeTech Shareholders.  The Company has also agreed to issue an aggregate of up to $2.0 million in deferred restricted stock awards from Virtusa’s stock option and incentive plan, not to exceed an aggregate of 65,000 shares, to certain of these new TradeTech Group employees.  The shares will vest annually over a five year period.

The TradeTech Shareholders made customary representations, warranties and covenants in the Share Purchase Agreement. The Share Purchase Agreement also contains non-solicitation and non-competition provisions pursuant to which certain of the TradeTech Shareholders agreed not to solicit any employee or affiliate of the TradeTech Group, or engage in any business competitive with the TradeTech Group for a period ranging from 12 months to 36 months after the date of closing of the transaction.

There are no material relationships between the Company or any of its affiliates and any of the parties to the Share Purchase Agreement and related agreements, other than in respect of such agreements themselves.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is filed as Exhibit 10.7 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02.   Results of Operations and Financial Condition.

On January 6, 2014, the Company announced the closing of the Credit Facility by the Company as well as the closing of the acquisition of all the outstanding shares of TradeTech and provided certain financial information in connection therewith.  The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the

Exchange Act, except as expressly set forth by specific reference in such filing.

Item 2.03.             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Credit Facility is hereby incorporated by reference in this Item 2.03.

Item 7.01.   Regulation FD Disclosure.

On January 6, 2014, the Company issued a press release announcing that it had entered into a Credit Facility with the Lender and that the Company had acquired all of the outstanding shares of TradeTech.  The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01.   Other Events.

Attached hereto as Exhibit 99.2 is a copy of the consent of PKF O’Connor Davies in connection with the reference of such firm as an expert and audit of the financial statements of ALaS Consulting LLC as of and for the year ended December 31, 2010.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits

EXHIBIT
NUMBER	DESCRIPTION

10.1*

Amended and Restated Credit Agreement dated as of December 31, 2013 by and among Virtusa Corporation, its subsidiaries, Insource Holdings, Inc., InSource LLC and JPMorgan Chase Bank, N.A. (“Credit Agreement”), as Lender and Administrative Agent, including Exhibit A, Form of Assignment and Assumption Agreement, Exhibit B, Form of Compliance Certificate, Exhibit C, Form of Joinder Agreement, Exhibit D, Forms of U.S. Tax Compliance Certificates, and Exhibit E, Form of Borrowing Notice.

10.2*	Revolving Credit Note dated as of December 31, 2013 executed by Virtusa Corporation in favor of Lender.

10.3*

Pledge and Security Agreement dated as of December 31, 2013, by and among Virtusa Corporation, its subsidiaries, Insource Holdings, Inc., InSource LLC and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

10.4*

Patent Security Agreement dated as of December 31, 2013 by Virtusa Corporation in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement.

10.5*

Trademark Security Agreement dated as of December 31, 2013 by Virtusa Corporation in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement.

10.6*	Fee Letter Agreement by and between Virtusa Corporation and JPMorgan Chase Bank, N.A. dated as of December 31, 2013.

10.7*	Share Purchase Agreement by and among Virtusa International B.V. and the shareholders of TradeTech Consulting Scandinavia AB listed on the signature pages thereto dated as of January 2, 2014.

99.1**	Press release issued by Virtusa Corporation on January 6, 2014.

99.2*	Consent of PKF O’Connor Davies, Independent Auditors.

*               Filed herewith. Schedules to the Credit Facility and the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules to the Securities and Exchange Commission upon request.

**        Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: January 6, 2014	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

10.1*

Amended and Restated Credit Agreement dated as of December 31, 2013 by and among Virtusa Corporation, its subsidiaries, Insource Holdings, Inc., InSource LLC and JPMorgan Chase Bank, N.A. (“Credit Agreement”), as Lender and Administrative Agent, including Exhibit A, Form of Assignment and Assumption Agreement, Exhibit B, Form of Compliance Certificate, Exhibit C, Form of Joinder Agreement, Exhibit D, Forms of U.S. Tax Compliance Certificates, and Exhibit E, Form of Borrowing Notice.

10.2*	Revolving Credit Note dated as of December 31, 2013 executed by Virtusa Corporation in favor of Lender.

10.3*

Pledge and Security Agreement dated as of December 31, 2013, by and among Virtusa Corporation, its subsidiaries, Insource Holdings, Inc., InSource LLC and JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders.

10.4*

Patent Security Agreement dated as of December 31, 2013 by Virtusa Corporation in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement.

10.5*

Trademark Security Agreement dated as of December 31, 2013 by Virtusa Corporation in favor of JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders party to the Credit Agreement.

10.6*	Fee Letter Agreement by and between Virtusa Corporation and JPMorgan Chase Bank, N.A. dated as of December 31, 2013.

10.7*	Share Purchase Agreement by and among Virtusa International B.V. and the shareholders of TradeTech Consulting Scandinavia AB listed on the signature pages thereto dated as of January 2, 2014.

99.1**	Press release issued by Virtusa Corporation on January 6, 2014.

99.2*	Consent of PKF O’Connor Davies, Independent Auditors.

*               Filed herewith. Schedules to the Credit Facility and the Share Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules to the Securities and Exchange Commission upon request.

**        Furnished herewith.